UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2013

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13010 Preston Road, Suite 510

Dallas, Texas 75240

(Address of principal executive offices) (zip code)

(888) 837-3910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2013, Woodland Wireless Solutions, Ltd. (“WWS”), a wholly owned subsidiary of Woodland Holdings Corporation (“Woodland”), a wholly owned subsidiary of CornerWorld Corporation (the “Company”), sold 100% of the outstanding membership interests of S Squared LLC DBA Ranger Wireless Solutions, LLC “(Ranger”) pursuant to a Membership Interests Purchase Agreement between the Company, WWS and Ranger Wireless Holdings, LLC (“RWH”) (the “MIPA”).  Ranger® is a shortcode application service provider to the wireless industry whose core service offered is 611 Roaming Service™, a patented application providing seamless means for connecting wireless subscribers to reach their home provider’s customer service call center while roaming on another provider’s network.

Ranger was sold to RWH, an unrelated third party holding company formed for the purpose of acquiring Ranger, for $7.5 million in cash plus, potentially, an additional $800,000 payable in cash upon the execution of a certain contract.   In addition, WWS signed a royalty contract enabling WWS to participate in revenues resulting from Ranger’s acquisition of certain business in the future.  The previous description of the MIPA does not purport to be a complete statement of the parties’ rights and obligations under that agreement and the transactions contemplated thereby. The above description is qualified in its entirety by reference to the MIPA, a copy of which is filed as Exhibit 10.1 herein.

RWH, as the acquirer of Ranger, had no previous association with any of the Company’s directors or officers.  With the sale of Ranger, the Company was able to payoff substantially all of its secured creditors while simultaneously substantially improving its ratio of current assets to current liabilities.  Please see exhibit 10.2, attached herewith, for pro-forma financial information reflecting what the Company’s balance sheet and statement of operations would have looked like had the sale of Ranger taken place on July 31, 2013.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 30, 2013, the Company sold Ranger to RWH, an unrelated third party. The information under Item 1.01 above is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with the disposition of Ranger, the Company also made several adjustments to the composition and compensation of its executive team. On September 30, 2013, the Company amended its employment agreement with Scott N. Beck, the Company’s Chief Executive Officer (“Beck Amendment No. 4”). The Beck Amendment modified Mr. Beck’s employment agreement, originally dated July 28, 2011, to set his annual base salary to $250,000 per year, until further notice, and to remove in its entirety, his annual equity grant. A copy of Beck Amendment No. 4 is attached hereto as Exhibit 10.3 and incorporated by reference herein. In addition, the Company did not renew the contract of Marc A. Pickren as its President; Mr. Pickren’s contract expired on September 15, 2013. Mr. Pickren currently remains employed with the Company but the Company has eliminated the position of President.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Membership Interests Purchase Agreement by and among Woodland Wireless Solutions, LTD., CornerWorld Corporation and Ranger Wireless Holdings, LLC for 100% of the Issued and Outstanding Membership Interests of S Squared, L.L.C. dated as of September 30, 2013.

10.2	Pro-Forma balance sheet as of July 31, 2013 and pro-forma statement of operations for the three month period ended July 31, 2013.

10.3	Amendment No. 4 to the Employment Agreement dated as of July 28, 2011 between CornerWorld Corporation and Scott Beck.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: October 4, 2013	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer